Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dual dated June 27, 2025 and November 19, 2025, relating to the consolidated financial statements of WeShop Holdings Limited as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 5, 2025

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